Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to Captiva Software Corporation’s acquisition of SWT SA (“SWT”). In these unaudited pro forma condensed combined financial statements, Captiva Software Corporation is referred to as “we,” “us,” “our,” and “Captiva.”

On May 27, 2005, we consummated our acquisition of SWT, a privately held France-based provider of automatic data extraction and intelligent document capture solutions and technology, pursuant to a definitive purchase agreement dated May 10, 2005. We paid approximately €14.0 million in cash, or approximately $17.7 million, and issued approximately 179,000 shares of our common stock to SWT shareholders to purchase all of the outstanding share capital of SWT. Of the total cash consideration, we deposited €1.5 million, or approximately $1.9 million, into an escrow account to secure potential future indemnification obligations of the primary selling shareholder.

The unaudited pro forma condensed combined financial statements have been prepared to assist you in your analysis of the financial effects of the acquisition of SWT and have been presented in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The unaudited pro forma condensed combined balance sheet as of March 31, 2005 combines the historical results of Captiva and SWT as if the acquisition had occurred on March 31, 2005. The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2005 and for the year ended December 31, 2004 combine the historical results of Captiva and SWT as if the acquisition had occurred on January 1, 2004.

Captiva’s financial information was derived from its unaudited financial statements for the quarterly period ended March 31, 2005, and its audited financial statements as of and for the year then ended December 31, 2004. These unaudited and audited financial statements are included in Captiva’s Form 10-Q for the quarter ended March 31, 2005 and Form 10-K for the year ended December 31, 2004, respectively.

SWT’s financial information was derived from its unaudited internal financial statements for the quarterly period ended March 31, 2005, and its audited financial statements as of and for the year ended December 31, 2004. SWT’s historical information was prepared using accounting principles generally accepted in France (“French GAAP”) and has been adjusted to comply with US GAAP. Certain line items reported by SWT in its historical financial statements have been reclassified in the unaudited pro forma condensed combined financial statements to conform to the method of presentation utilized by Captiva.

The unaudited pro forma condensed combined statements of operations do not reflect any revenue increases, operating efficiencies or synergistic cost savings that we may achieve with respect to the entities, nor any expense associated with achieving those benefits. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and are not necessarily indicative of what our financial condition or results of operations actually would have been if the acquisition had occurred as of the dates indicated, nor are they necessarily indicative of results of operations for any future periods.

CAPTIVA SOFTWARE CORPORATION

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

MARCH 31, 2005

(In thousands of US Dollars)

	Captiva	SWT	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalent	$32,749	$2,811	$(17,679	)(A)	$17,881
Accounts receivable, net	9,943	2,438	—		12,381
Prepaid expenses and other current assets	2,864	526	—		3,390

Total current assets	45,556	5,775	(17,679)		33,652

Property and equipment, net	1,354	347			1,701
Other assets	1,553	82	(1,193	)(B)	442
Goodwill	10,244	—	16,119	(C)	26,363
Intangible assets, net	2,539	—	5,750	(D)	8,289

Total assets	61,246	6,204	2,997		70,447

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,043	1,139	—		2,182
Accrued compensation and related liabilities	2,994	1,232	—		4,226
Other liabilities	3,601	1,540	1,717	(E)	6,858
Deferred revenue	14,084	1,312	(131	)(F)	15,265

Total current liabilities	21,722	5,223	1,586		28,531

Deferred revenue	423	95	(10	)(F)	508
Other liabilities	378	234	—		612

Total liabilities	22,523	5,552	1,576		29,651

Total stockholders’ equity	38,723	652	(652	)(G)	40,796
			2,183	(H)
			(110	)(I)

Total liabilities and stockholders’ equity	$61,246	$6,204	$2,997		$70,447

See accompanying notes to unaudited pro forma condensed combined financial statements.

CAPTIVA SOFTWARE CORPORATION

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 31, 2005

(In thousands of US Dollars, except per share data)

	Captiva	SWT	Pro Forma Adjustments		Pro Forma Combined
Revenues	$17,593	$2,095	$(21	)(J)	$19,667

Cost of revenues:
Cost of revenues, excluding amortization of purchased intangibles	4,859	1,079	(21	)(J)	5,917
Amortization of purchased intangibles	658	—	265	(K)	923

Total cost of revenues	5,517	1,079	244		6,840

Gross profit	12,076	1,016	(265)		12,827

Operating expenses:
Research and development	2,411	742	—		3,153
Sales and marketing	5,818	1,182	—		7,000
General and administrative	1,914	244	—		2,158

Total operating expenses	10,143	2,168	—		12,311

Income (loss) from operations	1,933	(1,152)	(265)		516
Interest and other income, net	132	—	(80	)(L)	52

Income (loss) before income taxes	2,065	(1,152)	(345)		568
Provision for income taxes	835	—	(524	)(M)	311

Net income (loss)	$1,230	$(1,152)	$179		$257

Earnings per share:
Basic (N)	$0.10				$0.02

Diluted (N)	$0.09				$0.02

Shares used in computing earnings (loss) per share:
Basic (N)	12,349				12,528

Diluted (N)	13,465				13,644

See accompanying notes to unaudited pro forma condensed combined financial statements.

CAPTIVA SOFTWARE CORPORATION

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(In thousands of US Dollars, except per share data)

	Captiva	SWT	Pro Forma Adjustments		Pro Forma Combined
Revenues	$68,012	$7,764	$(382	)(J)	$75,394

Cost of revenues:
Cost of revenues, excluding amortization of purchased intangibles	20,311	4,219	(382	)(J)	24,148
Amortization of purchased intangibles	2,573	—	1,060	(K)	3,633

Total cost of revenues	22,884	4,219	678		27,781

Gross profit	45,128	3,545	(1,060)		47,613

Operating expenses:
Research and development	9,706	2,582	—		12,288
Sales and marketing	21,477	2,839	—		24,316
General and administrative	7,034	742	—		7,776
Merger-related restructuring costs	(181)	—	—		(181)
Write-off of in-process research and development	66	—	—		66
Write-off of withdrawn stock offering costs	205	—	—		205

Total operating expenses	38,307	6,163	—		44,470

Income (loss) from operations	6,821	(2,618)	(1,060)		3,143
Interest and other income, net	264	619	(177	)(L)	706

Income (loss) before income taxes	7,085	(1,999)	(1,237)		3,849
Provision (benefit) for income taxes	2,944	(26)	(1,107	)(M)	1,811

Net income (loss)	$4,141	$(1,973)	$(130)		$2,038

Earnings per share:
Basic (N)	$0.36				$0.17

Diluted (N)	$0.31				$0.15

Shares used in computing earnings (loss) per share:
Basic (N)	11,664				11,843

Diluted (N)	13,166				13,345

See accompanying notes to unaudited pro forma condensed combined financial statements.

CAPTIVA SOFTWARE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2005 combines the historical results of Captiva and SWT as if the acquisition had occurred on March 31, 2005. The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2005 and for the year ended December 31, 2004 combine the historical results of Captiva and SWT as if the acquisition had occurred on January 1, 2004.

The historical audited and unaudited condensed combined financial statements of SWT were prepared in accordance with French GAAP, which differs in certain respects from US GAAP. SWT’s audited financial statements as of and for the year ended December 31, 2004, have been filed as Exhibit 99.1 to this Report. Note 22 therein provides a summary description of the primary differences between French GAAP and US GAAP. The SWT financial information contained in the unaudited pro forma condensed combined financial statements has been presented in accordance with US GAAP.

SWT’s historical audited and unaudited financial information was prepared in Euros, the functional currency of SWT’s parent entity, and for purposes of presentation in the unaudited pro forma condensed combined financial statements has been expressed in US Dollars translated based on the exchange rates existing at March 31, 2005 (one Euro equal to 1.29 US Dollars) with respect to the unaudited pro forma condensed combined balance sheet and based on the average exchange rates during the quarter ended March 31, 2005 (one Euro equal to 1.31 US Dollars) and during year ended December 31, 2004 (one EURO equal to 1.24 US Dollars) for purposes of the unaudited pro forma condensed combined statements of operations.

Certain line items reported by SWT in its historical financial statements have been reclassified in the unaudited pro forma condensed combined financial statements to conform to the method of presentation utilized by Captiva.

Note	2 – Preliminary Allocation of Purchase Price

Our estimate of the total purchase price of SWT is summarized as follows (in thousands):

Total cash consideration	$17,679
Captiva common stock issued	2,183
Estimated acquisition-related costs	1,717

Total estimated purchase price of acquisition	$21,579

The total estimated purchase price was preliminarily allocated as follows (in thousands):

Tangible assets	$6,204
Goodwill	16,119
Intangible assets:
Completed technology	2,460
In-process research and development	110
Customer contracts and relationships	3,200
Trademarks and trade names	90
Tangible liabilities	(5,411)
Deferred tax liabilities, net	(1,193)

Total estimated purchase price of acquisition	$21,579

CAPTIVA SOFTWARE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS – (Continued)

The assumed value of the Captiva common stock issued in the acquisition was calculated based on the average closing price of Captiva’s common stock for the five day period beginning two days before and ending two days after the public announcement of the acquisition.

We do not expect future adjustments to the purchase price to be material. The preliminary allocation of the purchase price is pending completion of several elements, including our determination of certain deferred tax and other tax attributes existing as of the purchase date. Accordingly, there may be material adjustments to the allocation of the purchase price.

The completed technology, in-process research and development, customer contracts and relationships and trademarks and trade names were valued utilizing discounted cash flow models based on forecasts of future revenues and expenses related to the intangible assets, utilizing discount rates of 20%, 25%, 18-20% and 18%, respectively.

The acquired intangible assets have a weighted average estimated useful life of approximately six years and will be amortized using the straight-line method over their estimated useful lives as follows: completed technology – four years; customer contracts and relationships – eight years; and trademarks and trade names – two years. In connection with the acquisition, we wrote-off acquired in-process research and development totaling $0.1 million, which was recorded as an immediate charge to operations.

Approximately $16.1 million has been preliminarily allocated to goodwill, representing the excess of the purchase price over the fair value of the underlying net tangible and intangible assets in the preliminary allocation of the purchase price. None of this goodwill will be deductible for tax purposes.

Note 3 – Pro Forma Adjustments

The following pro forma adjustments are based on our preliminary allocation of the SWT purchase price to acquired assets and assumed liabilities:

Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	To record cash consideration paid in the acquisition.
(B)	To record the deferred tax effects related to the acquisition.
(C)	To record preliminary goodwill resulting from the acquisition.
(D)	To record the fair value of intangible assets acquired in the acquisition.
(E)	To record estimated direct transaction costs related to the acquisition.
(F)	To record the adjustment of SWT’s deferred revenue to its estimated fair market value.
(G)	To reflect the elimination of SWT’s equity balance.
(H)	To record the fair value of Captiva shares issued in the acquisition.
(I)	To record the fair value of in-process research and development related to the acquisition.

Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Statements of Operations

(J)	To eliminate SWT revenues and Captiva cost of revenues associated with SWT sales to Captiva.
(K)	To record amortization expense related to intangible assets acquired in the acquisition.
(L)	To reduce interest income as if the cash payment of $17.7 million for the acquisition of SWT occurred on January 1, 2004. Estimated interest rates of 1.8 percent and 1.0 percent were used for the quarter ended March 31, 2005 and the year ended December 31, 2004, respectively.
(M)	To record estimated income tax provision adjustments based on the estimated statutory rates in effect during the periods.
(N)	The following table summarizes the calculation of pro forma basic and diluted earnings per share:

CAPTIVA SOFTWARE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS—(Continued)

	Quarter Ended March 31, 2005 (In thousands, except per share data)				Year Ended December 31, 2004 (In thousands, except per share data)
	Captiva	Pro Forma Adjustments		Pro Forma	Captiva	Pro Forma Adjustments		Pro Forma
Numerator for earnings per share - Net income (loss)	$1,230	$(973	)(1)	$257	$4,141	$(2,103	)(1)	$2,038

Denominator - shares:
Basic weighted-average shares	12,349	179	(2)	12,528	11,664	179	(2)	11,843

Diluted weighted-average shares	13,465	179	(2)	13,644	13,166	179	(2)	13,345

Earnings per share:
Basic	$0.10			$0.02	$0.36			$0.17

Diluted	$0.09			$0.02	$0.31			$0.15

(1)	Represents the pro forma statement of operations impact of SWT.
(2)	Represents the Captiva shares issued in connection with the acquisition.